EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
1) Registration Statement (Form S-3 No. 333–268176) of Rayonier, Inc.,
2) Registration Statement (Form S-4 No. 333–114858) of Rayonier Inc.,
3) Registration Statement (Form S-8 No. 333–129175) pertaining to the Rayonier 1994 Incentive Stock Plan,
4) Registration Statement (Form S-8 No. 333–129176) pertaining to the 2004 Rayonier Incentive Stock and Management Bonus Plan,
5) Registration Statement (Form S-8 No. 333–152505) pertaining to the Rayonier Investment and Savings Plan for Salaried Employees, and
6) Registration Statement (Form S-8 No. 333–238097) pertaining to the Pope Resources 2005 Unit Incentive Plan;

of our report dated February 24, 2023, with respect to the consolidated financial statements and schedule of Rayonier, L.P. included in this Annual Report (Form 10-K) of Rayonier, L.P. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Jacksonville, Florida
February 24, 2023